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                                                                                                   EXHIBIT 11
                                                                                                   ----------


                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                      EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE



                                                                 For Three Months Ended     For Six Months Ended
                                                                 ----------------------    ----------------------
                                                                  June 30     June 30       June 30     June 30
                                                                    2000        1999          2000        1999
                                                                 ---------   ---------     ---------   ---------
Net income (in millions).......................................  $   1,278   $     330     $   1,705   $     586
                                                                 =========   =========     =========   =========


DILUTED EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE:
Weighted average common shares outstanding (in thousands)......  1,639,625   1,602,836     1,635,870   1,600,769
  Weighted average dilutive potential common shares:
    Stock option and compensation plans........................     68,693      55,819        69,892      53,836
                                                                 ---------   ---------     ---------   ---------
Weighted average common and dilutive potential common shares...  1,708,318   1,658,655     1,705,762   1,654,605
                                                                 =========   =========     =========   =========


Diluted earnings per common share..............................  $    0.75   $    0.20     $    1.00   $    0.35
                                                                 =========   =========     =========   =========



BASIC EARNINGS PER COMMON SHARE:
Weighted average common shares outstanding (in thousands)......  1,639,625   1,602,836     1,635,870   1,600,769
                                                                 =========   =========     =========   =========


Basic earnings per common share................................  $    0.78   $    0.21     $    1.04   $    0.37
                                                                 =========   =========     =========   =========
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